                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                               File No. 001-13660

      Check the appropriate box:
      /X/        Preliminary Information Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14c-5(d)(2))
      / /        Definitive Information Statement

                        AAMES FINANCIAL CORPORATION
------------------------------------------------------------
      (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14c-5(g) and
           0-11.
           (1)  Title of each class of securities to which transaction applies:
                N/A
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                N/A
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                N/A
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                N/A
                ----------------------------------------------------------
           (5)  Total fee paid:
                N/A
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount previously paid:
                N/A
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                N/A
                ----------------------------------------------------------
           (3)  Filing Party:
                N/A
                ----------------------------------------------------------
           (4)  Date Filed:
                N/A
                ----------------------------------------------------------

Notes:

                          AAMES FINANCIAL CORPORATION

                                ----------------

                             INFORMATION STATEMENT
                                 MARCH   , 2000

                             ---------------------

                                  INTRODUCTION

    This Information Statement is furnished in connection with the prior action taken by the holders of a majority of shares of Series B Convertible Preferred Stock, par value $0.001 (the "SERIES B PREFERRED STOCK") and the Series C Convertible Preferred Stock, par value $0.001 (the "SERIES C PREFERRED STOCK" and, together with the Series B Preferred Stock, the "PREFERRED STOCK"), together as a single class, entitled to vote on certain corporate matters relating to Aames Financial Corporation, a Delaware corporation (the "COMPANY"). This information statement is furnished in compliance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

    As of March 20, 2000 (the "VOTING DATE"), there were 29,704,000 authorized shares of Series B Preferred Stock of which 26,704,000 shares were issued and outstanding and there were 107,122,664 authorized shares of Series C Preferred Stock of which 100,833,000 shares were issued and outstanding.

    On the Voting Date the holders of 26,704,000 shares of Series B Preferred Stock and 94,136,734 shares of Series C Preferred Stock (the "VOTING STOCKHOLDERS"), or approximately 94.74% of the total outstanding shares of the Preferred Stock, together as a single class, consented in writing to the Proposal described herein (the "PROPOSAL") and such vote was therefore sufficient to take the proposed action. The Board of Directors of the Company (the "BOARD OF DIRECTORS") is not soliciting any proxies or consents from any other stockholders in connection with the Proposal. This Information Statement
is being mailed to stockholders on or about             , to all stockholders of
record as of             .

    The principal executive offices of the Company are located at 350 S. Grand Avenue, 52(nd) Floor, Los Angeles, California 90071 and its telephone number is
(323) 210-5000.

                            ------------------------

                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

                            ------------------------

                        DISSENTERS' RIGHTS OF APPRAISAL

    No action was taken in connection with the Proposal by the Board of Directors or the Voting Stockholders for which the laws of the State of Delaware, the Certificate of Incorporation of the Company, as amended, (the "CERTIFICATE OF INCORPORATION") or the Bylaws of the Company, as amended (the "BYLAWS") provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

         INTEREST OF OFFICERS AND DIRECTORS IN MATTERS TO BE ACTED UPON

    The Company entered into a Management Investment Agreement, effective October 25, 1999, with A. Jay Meyerson, the Company's Chief Executive Officer pursuant to which Mr. Meyerson agreed to purchase on a mutually agreed upon date, 500,000 shares of Series C Preferred Stock for $1.00 per share (the "MEYERSON SHARES"), of which 50% will be financed by the Company pursuant to a secured note.

    On October 22, 1999 David Sklar, the Company's former Executive Vice President--Finance and Chief Financial Officer entered into a Retention Agreement with the Company (the "RETENTION AGREEMENT") pursuant to which Mr. Sklar agreed to purchase shares of Series C Preferred Stock worth a minimum of $100,000 (the "SKLAR SHARES") on a mutually agreed upon date. Mr. Sklar resigned on February 29, 2000, however the Retention Agreement obligates
Mr. Sklar to purchase the Sklar Shares regardless of his employment status with the Company.

    The Company could not issue the Meyerson Shares or the Sklar Shares without the consent of a majority of the outstanding shares of the Preferred Stock, together as a single class. No other officers or directors of the Company have any substantial interest in the Proposal, except insofar as such officers or directors may be stockholders of the Company, in which case the implementation of the Proposal will affect them in the same manner as it affects all other stockholders of the Company. However, as a result of the Proposal the Board of Directors will have the discretion to issue shares of, or securities convertible into shares of, Series C Preferred Stock including to officers and/or directors of the Company.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of March 20, 2000, certain information relating to the ownership of the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK") which includes shares of Common Stock issuable upon the exercise of stock options and warrants and conversion of Preferred Stock by
(i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Directors and certain of its executive officers and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

NUMBER OF                                                                                 PERCENT
TITLE OF CLASS                         NAME AND ADDRESS                    SHARES         OF CLASS
--------------         ------------------------------------------------  -----------      --------
Common Stock           Specialty Finance Partners .....................  122,090,734(1)     79.72%
                         54 Thompson Street
                         New York, New York 10012

Common Stock           David H. Elliott(2).............................        5,000            *

Common Stock           Steven M. Gluckstern(3) (4).....................      184,153(5)         *

Common Stock           Neil B. Kornswiet(5)............................    2,407,860(7)      7.61%

Common Stock           A. Jay Meyerson(2)..............................      112,500(8)         *

Common Stock           Adam M. Mizel(3)................................       92,075(5)         *

Common Stock           Eric C. Rahe(3).................................       18,675(5)         *

Common Stock           Mani A. Sadeghi(3)..............................        3,125(5)         *

Common Stock           David A. Spuria(3)..............................       12,450(5)         *

Common Stock           Georges C. St. Laurent, Jr.(2)..................    1,606,600(9)      4.93%

Common Stock           Cary H. Thompson(2).............................    1,920,921(10)     5.83%

Common Stock           Joe Tomei(2)....................................          625(5)         *

Common Stock           All executive officers, directors and nominees      3,956,124(11)    11.32%
                         as a group (10 persons).......................

Series B               Specialty Finance Partners .....................   26,704,000(13)   100.00%
  Preferred Stock(11)    54 Thompson Street
                         New York, New York 10012

Series C               Specialty Finance Partners .....................   94,136,734(14)    93.06%
  Preferred Stock        54 Thompson Street
                         New York, New York 10012

Series C               Georges C. St. Laurent, Jr.(2)..................    1,550,000(15)     1.53%
  Preferred Stock

NUMBER OF                                                                                 PERCENT
TITLE OF CLASS                         NAME AND ADDRESS                    SHARES         OF CLASS
--------------         ------------------------------------------------  -----------      --------
Series C               Cary H. Thompson(2).............................      250,000(16)        *
  Preferred Stock

Series C               All executive officers, directors and nominees
  Preferred Stock        as a group (10 persons)(17)...................    1,800,000(18)     1.78%

------------------------

   * Less than one percent.

 (1) Includes shares of Common Stock issuable upon conversion of 26,704,000 shares of Series B Preferred Stock and 94,136,734 shares of Series C Preferred Stock. In addition, Specialty Finance Partners, as a result of the receipt of warrants to purchase 1,250,000 shares of Common Stock of the Company by Capital Z Management, Inc., may be deemed to be the beneficial owner of 1,250,000 shares of Common Stock of the Company. Specialty Finance Partners is a Bermuda general partnership, 99.6% of which is owned by Capital Z and 0.4% of which is owned by Equifin Capital.

 (2) The address of each individual is in care of the Company at 350 S. Grand Avenue, 52nd Floor, Los Angeles, California 90071.

 (3) The address of each individual is in care of Capital Z Partners, 54 Thompson Street, New York, New York 10012.

 (4) Mr. Gluckstern is a member of the Investment Committees of Capital Z Partners, Ltd. and Capital Z Management, Inc. and, in such capacities has the authority to approve the disposition of investments of Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P. which are both general partners of Specialty Finance Partners.

 (5) Represents shares of Common Stock underlying warrants which are currently exercisable. Each of Messrs. Gluckstern, Mizel, Rahe, Sadeghi, and Spuria has disclaimed beneficial ownership of the Series B and Series C Preferred Stock held by Capital Z or Specialty Finance.

 (6) Mr. Kornswiet's address is care of Belin Rawlings & Badal, 11601 Wilshire Boluvard, Suite 2200, Los Angeles, California 90025-1758, ATTN: Douglas Rawlings.

 (7) Includes 595,000 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of March 20, 2000. Mr. Kornswiet's employment with the Company ended during the first quarter of fiscal 2000. The Company is in discussions with Mr. Kornswiet regarding terms and conditions of his departure which may affect the number of exercisable options and the expiration date of such options.

 (8) Represents shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of March 20, 2000. If the Fair Market Value of the Common Stock (as defined in the Company's 1999 Stock Option Plan) reaches certain price targets, an additional 337,500 options could vest within the next 60 days.
     Mr. Meyerson was appointed as the Company's Chief Executive Officer on October 25, 1999 and as a member of the Board of Directors on November 1, 1999.

 (9) Includes 6,600 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of March 20, 2000, and includes 1,550,000 shares of Common Stock issuable upon conversion of Series C Preferred Stock.

 (10) Includes 1,649,021 shares of Common Stock underlying options which are currently exercisable or which will become exercisable within 60 days of March 20, 2000 and includes 250,000 shares of Common Stock issuable upon conversion of Series C Preferred Stock. If computed excluding options with an exercise price greater than $2.00 per share, Mr. Thompson would own less than

      1.0% of the class. If the Fair Market Value of the Common Stock (as defined in the Company's 1999 Stock Option Plan) reaches certain price targets, an additional 87,080 options could vest within the next 60 days.

 (11) Includes 4,473,599 shares of Common Stock underlying options or warrants which are currently exercisable or which will become exercisable within 60 days of March 20, 2000 and includes 1,800,000 shares of Common Stock issuable upon conversion of Series C Preferred Stock.

 (12) Capital Z holds 100% of the issued and outstanding Series B Preferred Stock. None of the Directors, nominees and Named Executive Officers beneficially hold any shares of Series B Preferred Stock.

 (13) Convertible into 26,704,000 shares of Common Stock.

 (14) Convertible into 94,136,734 shares of Common Stock.

 (15) Convertible into 1,550,000 shares of Common Stock.

 (16) Convertible into 250,000 shares of Common Stock.

 (17) Other than in the case of Messrs. St. Laurent and Thompson, none of the Directors or executive officers beneficially hold any shares of Series C Preferred Stock.

 (18) Convertible into 1,800,000 shares of Common Stock.

      THE PROPOSAL TO ISSUE SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK

GENERAL

    On the Voting Date, holders of a majority of the outstanding shares of the Preferred Stock, together as a single class, consented in writing to the Proposal which authorizes the Board of Directors to issue up to 5 million shares (subject to adjustment for the Reverse Stock Split, as defined below) of, or securities convertible into shares of, Series C Preferred Stock.

EFFECT OF APPROVAL OF THE PROPOSAL

    The Company's Certificate of Incorporation, prohibits the issuance of shares of, or securities convertible into shares of, Series C Preferred Stock without the consent of the holders of a majority of the shares of the Preferred Stock, voting together as a single class.

    The Company intends to issue shares of, or securities convertible into shares of, Series C Preferred Stock to certain management investors, lenders, consultants or other third parties that the Company does business with from time to time. As of the date 20 days after the date this Information Statement is mailed to stockholders (the "NOTICE EFFECTIVE DATE"), the Board of Directors will have the authority to issue up to 5 million shares (subject to adjustment for the Reverse Stock Split, as defined below) of, or securities convertible into shares of, Series C Preferred Stock in accordance with the Company's Certificate of Incorporation, the Company's Bylaws and the General Corporation Law of the State of Delaware.

    On or about the Notice Effective Date, the Company intends to issue shares of the Series C Preferred Stock, for appropriate consideration, to the following parties in the following amounts (subject to appropriate adjustment for the Reverse Stock Split, as defined below):

A. Jay Meyerson.............................................  500,000
David A. Sklar..............................................  100,000
OWC Capital SPV II, LP......................................  842,000

    On March 3, 2000, the Company's stockholders approved a one-for-five reverse split of the outstanding shares of the Company's Common Stock and a one-for-five reverse split of the outstanding shares of the Company's Series C Preferred Stock (collectively, the "REVERSE STOCK SPLIT"). Pursuant to the terms of the Reverse Stock Split, the effective date of the Reverse Stock Split shall be set at the discretion of the Board of Directors. As of the Voting Date the Board of Directors had not set an effective date for the Reverse Stock Split, however it is possible that the Reverse Stock Split will become effective on or before the Notice Effective Date (as defined below) in which case references herein to the Common Stock and the Series C Preferred Stock shall be adjusted as noted. If the Reverse Stock Split does not become effective prior to the Notice Effective Date (as defined below), all of the outstanding shares of Series C Preferred Stock that are issued by the Board of Directors pursuant to the Proposal will be issued and outstanding on the effective date of the Reverse Stock Split and will therefore be subject to adjustment pursuant to the Reverse Stock Split.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the votes entitled to be cast by holders of all outstanding shares of the Preferred Stock, voting together as a single class.

                     STOCKHOLDER PROPOSALS AND SUBMISSIONS

    No security holder entitled to consent has submitted to the Company a proposal which is accompanied by notice of such security holders' intention to present the proposal for action at a future meeting of the stockholders of the Company.

                                          AAMES FINANCIAL CORPORATION
                                          John F. Madden, Jr.
                                          SECRETARY

March   , 2000